Exhibit 99.1

NN, Inc.
6210 Ardrey Kell Road
Charlotte, NC 28277

FOR IMMEDIATE RELEASE

NN, INC. REPORTS STRONG SALES GROWTH AND MARGIN IMPROVEMENT FOR SECOND QUARTER 2021

Second quarter net sales increased 56.8% over prior year, driving improved profitability within the quarter

CHARLOTTE, N.C., August 5, 2021 – NN, Inc. (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the second quarter ended June 30, 2021.

GAAP Results
Net sales for the second quarter of 2021 increased $44.6 million, or 56.8%, to $123.2 million, compared to $78.5 million for the second quarter of 2020, led by strong sales growth across both segments due to higher demand within markets that were negatively impacted by the COVID-19 pandemic in the prior year and new business in the general industrial market. Second quarter Mobile Solutions sales increased 80.0% and Power Solutions sales increased 31.4% compared to the prior year.
Loss from operations for the second quarter of 2021 was $1.6 million, compared to loss from operations of $11.2 million for the same period in 2020. The reduction in loss from operations was primarily driven by an increase in sales volume and the ongoing impact of cost reduction initiatives, partially offset by the reinstatement of certain costs that were temporarily suspended in the prior year.
Income from operations for second quarter 2021 in the Mobile Solutions segment was $2.5 million, compared to loss from operations of $4.6 million for the same period in 2020. Income from operations for second quarter 2021 in the Power Solutions segment was $2.9 million, compared to income from operations of $1.5 million for the same period in 2020.
Net loss for the second quarter of 2021 was $5.4 million, compared to net loss of $21.7 million for the same period in 2020. The reduction in net loss for the second quarter of 2021 was driven by the improvement in gross profit generated from incremental sales volume, as well as reductions in SG&A, interest expense, and overall loss from discontinued operations, which were partially offset by increases in other expenses due to foreign exchange effects on intercompany borrowings and litigation related expenses incurred during the second quarter.

Adjusted Results
Adjusted income from operations for the second quarter of 2021 was $3.2 million, compared to an adjusted loss from operations of $5.7 million for the same period in 2020. Adjusted EBITDA for the second quarter of 2021 was $13.4 million, or 10.9% of sales, versus $4.9 million, or 6.2% of sales, for the same period in 2020. Adjusted net loss for the second quarter of 2021 was $0.2 million, or $0.00 per diluted share, compared to adjusted net loss of $10.2 million, or $0.24 per diluted share, for the same period in 2020. Free cash flow for the second quarter of 2021 was a use of cash of $7.5 million, compared to net cash inflow of $1.3 million for the same period in 2020. Free cash flow within the second quarter of 2021 was impacted by $9.2 million in payments related to the sale of Life Sciences.
Warren Veltman, President and Chief Executive Officer, said, "NN’s strong momentum continued in the second quarter, with strong top-line growth driven by customer demand across our two segments. Higher sales and associated increases in gross profit, coupled with the continuing impact of our cost reduction efforts, contributed to the improvement in our bottom line during the quarter. While we are continuing to see the impact of supply chain challenges on some of our customers due to the continuing impact of the COVID-19 pandemic, we are optimistic on the long-term prospects for continued growth and profitability in our business."

Mobile Solutions
Net sales for the second quarter of 2021 were $73.9 million, compared to $41.0 million in the second quarter of 2020, an increase of 80.0% or $32.8 million. The increase in sales was driven by higher demand within all markets that were negatively impacted by the COVID-19 pandemic in the prior year, as well as new business in the general industrial market. Adjusted income from operations for the second quarter of 2021 was $3.3 million, compared to $3.4 million of adjusted operating loss in the second quarter of 2020. Adjusted operating income increased as a result of the higher sales as well as a build-up of inventory to combat supply interruptions that resulted in favorable overhead absorption in the quarter. This was partially offset by the reintroduction of costs that were suspended in the prior year due to the COVID-19 pandemic, including certain benefits and overtime pay, as well as an increase in costs with the resumption of travel in the second quarter of 2021.

Power Solutions
Net sales for the second quarter of 2021 were $49.3 million, compared to $37.5 million in the second quarter of 2020, an increase of 31.4% or $11.8 million. The increase in sales was driven primarily by demand within the end markets which were negatively impacted by the COVID-19 pandemic in the prior year, as well as the impact of higher precious metals prices, which are passed through to customers. Adjusted income from operations for the second quarter was $5.7 million, compared to $4.7 million in the second quarter of 2020. The increase in adjusted operating income was due primarily to higher sales volumes partially offset by lower margins on products that use precious metals as well as the reintroduction of expenses and benefits that were temporarily suspended in the prior year due to the COVID-19 pandemic.

Conference Call
NN will discuss its results during its quarterly investor conference call on August 6, 2021, at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN's website, www.nninc.com. The conference call can also be accessed by dialing 1-877-317-6789 or 1-412-317-6789, Conference ID: 10155662. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call until August 6, 2022.
NN discloses in this press release the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share, and free cash flow. Each of these non-GAAP financial measures provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business.
The financial tables found later in this press release include a reconciliation of adjusted income (loss) from operations, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), adjusted net income

(loss) per diluted share, and free cash flow to the U.S. GAAP financial measures of income (loss) from operations, net income (loss), net income (loss) per diluted share, and cash provided (used) by operating activities.

About NN, Inc.
NN, Inc., a diversified industrial company, combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 31 facilities in North America, Europe, South America, and China.
Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, the impacts of the coronavirus (COVID-19) pandemic on the Company’s financial condition, business operations and liquidity, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.
For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and, when filed, the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2021. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

FOR FURTHER INFORMATION:

Mike Danehy, CPA
Investor Relations Contact
Mike.Danehy@nninc.com
(980) 264-4312

Financial Tables Follow

NN, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2021	2020	2021	2020
Net sales	$123,157	$78,532	$249,961	$194,745
Cost of sales (exclusive of depreciation and amortization shown separately below)	99,797	65,058	199,485	159,536
Selling, general, and administrative expense	13,585	14,273	28,160	30,433
Depreciation and amortization	11,687	11,327	23,255	22,684
Goodwill impairment	—	—	—	92,942
Other operating expense (income), net	(324)	(949)	(329)	4,177
Loss from operations	(1,588)	(11,177)	(610)	(115,027)
Interest expense	3,573	6,356	5,597	10,163
Loss on extinguishment of debt and write-off of debt issuance costs	—	—	2,390	—
Derivative payments on interest rate swap	—	—	1,717	—
Loss on interest rate swap	—	—	2,033	—
Other expense (income), net	1,680	(1,215)	1,558	329
Loss from continuing operations before benefit (provision) for income taxes and share of net income from joint venture	(6,841)	(16,318)	(13,905)	(125,519)
Benefit (provision) for income taxes	231	(2,175)	987	(780)
Share of net income from joint venture	1,219	927	2,614	656
Loss from continuing operations	(5,391)	(17,566)	(10,304)	(125,643)
Loss from discontinued operations, net of tax	—	(4,182)	—	(144,296)
Net loss	$(5,391)	$(21,748)	$(10,304)	$(269,939)
Other comprehensive income (loss):
Foreign currency translation gain (loss)	$4,409	$994	$1,062	$(13,348)
Interest rate swap:
Change in fair value, net of tax	—	(1,255)	—	(12,464)
Reclassification adjustment for losses included in net loss, net of tax	—	2,638	2,851	3,690
Other comprehensive income (loss)	$4,409	$2,377	$3,913	$(22,122)
Comprehensive loss	$(982)	$(19,371)	$(6,391)	$(292,061)
Basic net loss per common share:
Loss from continuing operations per common share	$(0.17)	$(0.49)	$(0.62)	$(3.12)
Loss from discontinued operations per common share	—	(0.10)	—	(3.43)
Net loss per common share	$(0.17)	$(0.59)	$(0.62)	$(6.55)
Weighted average common shares outstanding	44,440	42,197	43,561	42,154
Diluted net loss per common share:
Loss from continuing operations per common share	$(0.17)	$(0.49)	$(0.62)	$(3.12)
Loss from discontinued operations per common share	—	(0.10)	—	(3.43)
Net loss per common share	$(0.17)	$(0.59)	$(0.62)	$(6.55)
Weighted average common shares outstanding	44,440	42,197	43,561	42,154

NN, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except per share data)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$31,543	$48,138
Accounts receivable, net	82,177	84,615
Inventories	74,770	62,517
Income tax receivable	13,071	8,800
Other current assets	13,125	11,148
Total current assets	214,686	215,218
Property, plant and equipment, net	219,808	223,690
Operating lease right-of-use assets	48,407	50,264
Intangible assets, net	95,891	103,065
Investment in joint venture	29,897	26,983
Deferred tax assets	131	—
Other non-current assets	4,763	5,742
Total assets	$613,583	$624,962
Liabilities, Preferred Stock, and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,834	$37,435
Accrued salaries, wages and benefits	21,279	21,296
Income tax payable	1,494	3,557
Current maturities of long-term debt	4,808	4,885
Current portion of operating lease liabilities	5,130	4,797
Other current liabilities	12,651	31,261
Total current liabilities	92,196	103,231
Deferred tax liabilities	9,196	11,178
Long-term debt, net of current portion	150,728	79,025
Operating lease liabilities, net of current portion	53,601	55,053
Other non-current liabilities	26,438	17,237
Total liabilities	332,159	265,724
Commitments and contingencies
Series D perpetual preferred stock - $0.01 par value per share, 65 shares authorized, issued and outstanding at June 30, 2021	49,069	—
Series B convertible preferred stock - $0.01 par value per share, 100 shares authorized, issued and outstanding at December 31, 2020	—	105,086
Stockholders' equity:
Common stock - $0.01 par value per share, 90,000 shares authorized, 42,686 and 43,034 shares issued and outstanding at December 31, 2020, and June 30, 2021, respectively	430	427
Additional paid-in capital	477,923	493,332
Accumulated deficit	(216,179)	(205,875)
Accumulated other comprehensive loss	(29,819)	(33,732)
Total stockholders’ equity	232,355	254,152
Total liabilities, preferred stock, and stockholders’ equity	$613,583	$624,962

NN, Inc.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in thousands)	2021	2020
Cash flows from operating activities
Net loss	$(10,304)	$(269,939)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of continuing operations	23,255	22,684
Depreciation and amortization of discontinued operations	—	23,701
Amortization of debt issuance costs and discount	718	3,348
Goodwill impairment of continuing operations	—	92,942
Goodwill impairment of discontinued operations	—	146,757
Loss on extinguishment of debt and write-off of debt issuance costs	2,390	—
Total derivative loss, net of cash settlements	3,750	—
Share of net income from joint venture	(2,614)	(656)
Compensation expense from issuance of share-based awards	1,649	2,707
Deferred income taxes	(3,050)	(8,889)
Other	(1,154)	(2,207)
Changes in operating assets and liabilities:
Accounts receivable	2,685	23,485
Inventories	(12,052)	(4,327)
Accounts payable	9,441	(12,391)
Income taxes receivable and payable, net	(6,326)	(12,897)
Other	(2,490)	11,544
Net cash provided by operating activities	5,898	15,862
Cash flows from investing activities
Acquisition of property, plant and equipment	(11,015)	(15,624)
Proceeds from sale of property, plant, and equipment	74	3,112
Cash paid for post-closing adjustments on sale of business	(3,880)	—
Cash settlements of interest rate swap	(15,420)	—
Net cash used in investing activities	(30,241)	(12,512)
Cash flows from financing activities
Cash paid for debt issuance costs	(6,981)	(286)
Proceeds from issuance of preferred stock	61,793	—
Redemption of preferred stock	(122,434)	—
Proceeds from long-term debt	156,000	64,716
Repayments of long-term debt	(77,442)	(9,078)
Repayments of short-term debt, net	(1,321)	(411)
Other	(2,685)	(1,523)
Net cash provided by financing activities	6,930	53,418
Effect of exchange rate changes on cash flows	818	(5,776)
Net change in cash and cash equivalents	(16,595)	50,992
Cash and cash equivalents at beginning of period (1)	48,138	31,703
Cash and cash equivalents at end of period (1)	$31,543	$82,695
_______________________________
(1) Cash and cash equivalents include $12.2 million and $13.8 million of cash and cash equivalents that were included in current assets of discontinued operations as of June 30, 2020, and December 31, 2019, respectively.

Reconciliation of GAAP Income (Loss) from Operations to Non-GAAP Adjusted Income (Loss) from Operations

	Three Months Ended June 30,
$000s
NN, Inc. Consolidated	2021	2020
GAAP income (loss) from operations	$(1,588)	$(11,177)
Acquisition and transition expense*	1,151	1,858
Amortization of intangibles	3,588	3,587
Non-GAAP adjusted income (loss) from operations (a)	$3,151	$(5,732)

Non-GAAP adjusted operating margin (1)	2.6%	(7.3)%
GAAP net sales	$123,157	$78,532

	Three Months Ended June 30,
$000s
Power Solutions	2021	2020
GAAP income (loss) from operations	$2,875	$1,454
Acquisition and transition expense*	105	507
Amortization of intangibles	2,749	2,749
Non-GAAP adjusted income (loss) from operations (a)	$5,729	$4,710

Non-GAAP adjusted operating margin (1)	11.6%	12.6%
GAAP net sales	$49,271	$37,491

	Three Months Ended June 30,
$000s
Mobile Solutions	2021	2020
GAAP income (loss) from operations	$2,509	$(4,592)
Acquisition and transition expense*	—	345
Amortization of intangibles	839	838
Non-GAAP adjusted income (loss) from operations (a)	3,348	(3,409)

Share of net income from joint venture	1,219	927
Non-GAAP adjusted income (loss) from operations with JV	$4,567	$(2,482)

Non-GAAP adjusted operating margin (1)	6.2%	(6.0)%
GAAP net sales	$73,886	$41,037

	Three Months Ended June 30,
$000s
Elimination	2021	2020
GAAP net sales	$—	$4

(1)Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations / GAAP net sales
*    2021 Includes Capacity & Capabilities - $— / Prof Fees - $0.2 / Integration & Transformation - $0.9 / Acq Transaction Costs - $— / Asset Write-Downs/Inventory Step-Up - $—
*    2020 Includes Capacity & Capabilities - $0.4 / Prof Fees - $0.9 / Integration & Transformation - $1.4/ Acq Transaction Costs - $— / Asset Write-Downs/Inventory Step-Up - $(0.9)

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended June 30,

000's	2021	2020
GAAP net income (loss)	$(5,391)	$(21,748)

Provision (benefit) for income taxes	(231)	2,175
Interest expense	3,573	6,356
Change in fair value of preferred stock derivatives and warrants	672	(31)
Depreciation and amortization	11,687	11,327
Acquisition and transition expense	1,151	1,858
Non-cash stock compensation	1,076	1,208
Non-cash foreign exchange (gain) loss on inter-company loans	(643)	(474)
Costs related to divested businesses and litigation settlement	1,500	—
Loss from discontinued operations, net of tax	—	4,182
Non-GAAP adjusted EBITDA (b)	$13,394	$4,853

Non-GAAP adjusted EBITDA margin (2)	10.9%	6.2%
GAAP net sales	$123,157	$78,532
(2)Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net Income (Loss)
per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended June 30,
000's	2021	2020
GAAP net income (loss)	$(5,391)	$(21,748)

Pre-tax acquisition and transition expense	1,151	1,858
Pre-tax foreign exchange (gain) loss on inter-company loans	(643)	(474)
Pre-tax change in fair value of preferred stock derivatives and warrants	672	(31)
Pre-tax amortization of intangibles and deferred financing costs	3,900	4,035
Pre-tax costs related to divested businesses and litigation settlement	1,500	—
Tax effect of adjustments reflected above (c)	(1,382)	(1,133)
Non-GAAP discrete tax adjustments	—	3,123
Loss from discontinued operations	—	4,182
Non-GAAP adjusted net income (loss) (d)	$(193)	$(10,188)

	Three Months Ended June 30,
Amounts per share, diluted	2021	2020
GAAP net income (loss) per diluted share	$(0.17)	$(0.59)

Pre-tax acquisition and transition expense	0.03	0.04
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.01)	(0.01)
Pre-tax change in fair value of preferred stock derivatives and warrants	0.02	—
Pre-tax amortization of intangibles and deferred financing costs	0.09	0.10
Pre-tax costs related to divested businesses and litigation settlement	0.03	—
Tax effect of adjustments reflected above (c)	(0.03)	(0.03)
Non-GAAP discrete tax adjustments	—	0.07
Loss from discontinued operations	—	0.10
Preferred stock cumulative dividends and deemed dividends	0.05	0.07
Non-GAAP adjusted net income (loss) per diluted share (d)	$—	$(0.24)
Weighted average common shares outstanding	44,440	42,197

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,
000’s	2021	2020
Net cash provided by (used in) operating activities	$(1,986)	$5,638
Acquisition of property, plant and equipment	(5,547)	(4,364)
Free cash flow	$(7,533)	$1,274

The Company discloses in this presentation the non-GAAP financial measures of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed several acquisitions, one of which was transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.
The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company's industry, as other companies may calculate such financial results differently. The Company's non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.
(a) Non-GAAP Adjusted income (loss) from operations represents GAAP income (loss) from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from operations.
(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, costs related to divested businesses and litigation settlements, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.
(c) This line item reflects the aggregate tax effect of all non-tax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.
(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of charges related to acquisition and transition costs, foreign exchange gain (loss) on inter-company loans, restructuring and integration charges, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, non-cash impairment charges, write-off of unamortized debt issuance costs, interest rate swap payments and change in fair value, change in fair value of preferred stock derivatives and warrants, costs related to divested businesses and litigation settlements, income (loss) from discontinued operations, and preferred stock cumulative dividends and deemed dividends. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating, and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.